SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 11, 2008

CardioVascular BioTherapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-51172	33-0795984
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1635 Village Center Circle, Suite 250 Las Vegas, Nevada	89134
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 702-839-7200

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

CardioVascular BioTherapeutics, Inc. (the “Company”) entered into a clinical development agreement with Cardio Neo-Genesis, LP, a limited partnership (“CNG”) on November 11, 2008.

Cardio Neo-Genesis signed the development agreement with the Company (the “Agreement”) dated November 11, 2008 to fund a minimum of $1,000,000 and up to an additional $14,000,000 of the clinical development for the Company’s drug candidate to treat Severe Coronary Heart Disease (“CHD”). All rights, title and interest to the data, know-how and enhancements of the drug candidate and any other intellectual property resulting from the development of it shall be the exclusive property of Cardio Neo-Genesis to the extent the Company has the right to transfer, which shall vest title in such intellectual property back to the Company upon termination of the Agreement. A copy of the Cardio Neo-Genesis Development Agreement dated November 11, 2008, Cardio Neo-Genesis Technology Agreement dated November 11, 2008, and Cardio Neo-Genesis Limited Partnership Sponsorship Agreement dated November 7, 2008 are attached hereto as Exhibits 10.1, 10.2, and 10.3, respectively.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description
10.1	Cardio Neo-Genesis Development Agreement dated November 11, 2008.
10.2	Cardio Neo-Genesis Technology Agreement dated November 11, 2008.
10.3	Cardio Neo-Genesis Limited Partnership Sponsorship Agreement dated November 7, 2008.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDIOVASCULAR BIOTHERAPEUTICS, INC.

Date: November 13, 2008	By:	/s/ Mickael A. Flaa
Mickael A. Flaa
Chief Financial Officer

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EXHIBIT INDEX

Exhibit Number	Description
10.1	Cardio Neo-Genesis Development Agreement dated November 11, 2008.
10.2	Cardio Neo-Genesis Technology Agreement dated November 11, 2008.
10.3	Cardio Neo-Genesis Limited Partnership Sponsorship Agreement dated November 7, 2008.